                   WARRANT PURCHASE AGREEMENT

    THIS WARRANT PURCHASE AGREEMENT is made as of December 16, 1996 between FINET HOLDINGS CORPORATION, a Delaware corporation (the "Company"), and JOSE MARIA SALEMA GARCAO (the "Purchaser").

                        R E C I T A L S:

     WHEREAS, the Company has authorized the issuance and sale of a warrant to purchase up to 1,000,000 Shares of its Common Stock over a five year term  at  an  exercise price of $1.00 per share as set  forth  herein  (the
"Warrant") (the Warrant and the Shares of Common Stock to be issued upon the exercise of the Warrant are hereinafter referred to as "the Securities"); and

     WHEREAS, the Purchaser desires to purchase and the Company desires to sell the Securities on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which the parties hereto acknowledge, the parties have agreed as follows:

     1. Purchase and Sale of Warrants. The Company agrees to sell to the Purchaser and upon the basis of the representations and warranties, and subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase the Warrant, the consideration for such sale being the Purchaser's material assistance in funding the Company's voluntary plan of reorganization. The Warrant shall be in the form of Exhibit A hereto.

     2.   Number of Shares and Exercise Price.    The Warrant expires  five
years from the date of this Agreement. The purchase price of shares of Common Stock issuable upon exercise of the Warrants is $1.00 per share.

    3. Representations and Warranties of the Company. The representation and warranties of the Company set forth in the Common Stock Purchase Agreement dated December 16, 1996 between the Company and Jose Maria Salema Garcao are incorporated herein by reference (the Common Stock Purchase Agreement is attached hereto as Exhibit B). In addition, the Company represents and warrants to the Purchaser as follows:

        (a) The Securities:

(i) are free and clear of any security interests, liens, claims, or other encumbrances;

(ii) have been duly and validly authorized and issued and are, and on the Closing Date will be, fully paid and non-assessable;

  (iii) will not have been, individually and collectively, issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company; and

(iv) will not subject the holders thereof to personal liability by reason of being such holders.

      4. Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser contained in the Common Stock Purchase Agreement (Exhibit B hereto) are incorporated by reference herein. In addition, the Purchaser represents and warrants to, and agrees with, the Company:

         (a) No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over the Purchaser is required for execution of this Agreement, including, without limitation, the purchase of the Securities, or the performance of the Purchaser's obligations hereunder.

         (b) The Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Securities.

         (c) The Company has given the Purchaser the opportunity to have answered all of the Purchaser's questions concerning the Company and its business and has made available to the Purchaser all information requested by the Purchaser which is reasonably necessary to verify the accuracy of other information furnished by the Company. The Purchaser has received and evaluated all information about the Company and its business which the Purchaser deems necessary to formulate an investment decision, and does not desire any further information.

         (d) The Purchaser understands that the Securities have not been registered under the Securities Act and that it must hold the Securities indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless an exemption from such registration and qualification is available. The Purchaser is acquiring the Securities for investment and without any present intention to engage in a distribution thereof.

         (e) The Purchaser is either (i) acquiring the Securities for the Purchaser's own account; or (ii) for the account of another for which the Purchaser acts as a fiduciary, in which case the Purchaser will so advise the Company. If acting as a fiduciary, the Purchaser makes the representations, warranties, and covenants as set forth herein on its own behalf and as agent for and on behalf of such other party.

        (f) The Purchaser has the knowledge and experience in financial and business matters to evaluate the merits and risks of the proposed investment.

         (g) The Purchaser is an "Accredited Purchaser" as that term is defined under Rule 501 adopted pursuant to the Securities Act. "Accredited Purchasers" are defined in Rule 501 to include among others: (1) Various specified institutional Purchasers (such as banks, savings and loan associations, licensed brokers or dealers, insurance companies, investment companies, small business investment companies, employee benefit plans having assets in excess of $5,000,000, and self-directed plans having investment decisions made solely by persons that are Accredited Purchasers); (2) Any entity with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered; (3) Any person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level this year; (4) Any person whose individual net worth (or joint net worth with the person's spouse) at the time of purchase exceeds $1,000,000; (5) Directors and executive officers of Finet;
(6) Trusts with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person prescribed in Rule 506(b)(2)(ii); and
(7) Any entity in which all the equity owners are deemed accredited.

    5.  Restrictions on Transfer.  The Purchaser agrees that:

         (a) The Purchaser will not attempt to transfer the Securities in violation of the restrictions set forth in this Agreement.

         (b) The Company may note such restrictions on transfer in its records and refuse to recognize any transfer which violates this agreement or for which the Company has not received an acceptable opinion of counsel stating that such transfer will not violate such restrictions.

        (c) One or more legends indicating a lack of registration under the Securities Act and a lack of qualification under state securities laws will be imprinted on the Securities. One such legend shall read substantially as follows:

     THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A REGISTRATION UNDER SAID ACT OR (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO IT.

6. Affirmative Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

     (a) The Company will appoint to its Board of Directors a person chosen by the Purchaser.

     (b) To provide an opinion of counsel to the Company in a form acceptable to the Purchaser.

     7. Negative Covenants of the Company. The Company further covenants and agrees that without the prior written approval of the Purchaser, it will not:

(a) Engage in any business other than the business engaged in or proposed to be engaged in by the Company or any subsidiary on the date hereof and any businesses or activities substantially similar or related thereto.

(b) Issue and sell any options to purchase more than an aggregate of 1,000,000 shares of the Company's Common Stock to employees, officers and directors of, and consultants and franchisees to the Company, pursuant to any incentive program approved by the Board of Directors of the Company.

(c) Liquidate or dissolve, merge, consolidate or sell substantially all of its assets.

(d) Declare or pay any dividends; or purchase, redeem or otherwise acquire for value or make any other distribution with respect to any of the Company's capital stock, other than the repurchase of shares of capital stock from terminating or terminated employees at a price no greater than fair market value.

(e) Invest, directly or indirectly, in any business or enterprise other than in connection with the operation of its business; provided however, pending the use of the net proceeds of this offering in its businesses the Company may invest such net proceeds in short term interest bearing deposits and securities.

         (f) By amendment of its articles of incorporation, through the acquisition of Monument Mortgage, Inc. and Preference America Mortgage Network, through the voluntary reorganization or recapitalization, or through any transfer of its assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

     8. Registration Rights. The Company hereby grants to Purchaser the following registration rights with respect to the Common Shares to be issued upon exercise of the Warrant (the "Shares"):

        (a) Definitions.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 (the "Securities Act").

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses incurred by the Company in compliance with the provisions of this Section 8, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Shares and all fees and disbursements of counsel to Purchaser.

         "Shares" means the Common Shares exercisable pursuant to the Warrant and any common stock issued with respect thereto (e.g. upon a stock split or stock dividend).

         "Purchaser"   means the person set forth above and  any  permitted
assignee.

        (b) Company Registration.

             i) Notice of Registration. If, at any time after January 1, 1997, the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

                 a) promptly give to Purchaser written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in a written request or requests, made by Purchaser within fifteen (15) days after receipt of the written notice from the Company described in this clause
(i), except as set forth in Section 8(b)(ii) below.

             ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting: the Company shall so advise Purchaser as part of the written notice given pursuant to Section 8(b) hereof. In such event, the right of Purchaser to registration pursuant to this Section 8 shall be conditioned upon
Purchaser's participation in such underwriting and the inclusion of Purchaser's Shares in the underwriting to the extent provided herein. Purchaser shall (together with the Company, its directors and officers, and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

      Notwithstanding any other provision of this Section 8, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may exclude from such registration and underwriting some or all of the Shares which would otherwise be underwritten pursuant hereto. Any securities so excluded shall be apportioned pro rata among Purchaser and any other shareholders distributing their securities through such underwriting according to the total amount of securities otherwise entitled to be included therein owned by such shareholders or in such other proportions as shall mutually be agreed upon.

     If Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

    The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to this Section . All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

             iii Registration Procedures. In the case of registration effected by the Company pursuant to this Agreement, the Company will keep Purchaser advised in writing as to the initiation of registration and as to the completion thereof. At its expense, the Company will:

                 a) keep such registration effective for a period of three years or until Purchaser has completed the distribution described in the registration statement relating thereto, whichever first occurs;

                b) furnish such number of prospectuses and other documents incident thereto as Purchaser from time to time may reasonably request; and

                 c) use its best efforts to register or qualify the Shares under the securities or blue sky laws of such jurisdictions as Purchaser may request; provided, however, that the Company shall not be obligated to register or qualify such Shares in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

                  d) Notify the holder of Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        (c) Indemnification

             i)   The Company will indemnify the Purchaser with respect  to
which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or the 1934 Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, or the 1934 Act, or any rule or regulation promulgated under the Securities Act, or the 1934 Act, or under any state securities law or under common law, applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Purchaser, each such under writer and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable (i) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) and (ii) in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Purchaser, controlling person or underwriter and stated to be specifically for use therein.

             ii) The Purchaser will, if Shares held by the Purchaser are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Purchaser and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of the Purchaser under this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld), and (ii) shall be limited in an amount equal to the aggregate net proceeds of the shares sold by the Purchaser, except to the extent such liability arises out of or is based on willful misconduct by the Purchaser.

             iii)     Each  party  entitled to indemnification  under  this
Section 8(c) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses, but shall pay the fees and expenses of one separate counsel retained by the Indemnified Party in the event of such conflict of interest. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            iv) If the indemnification provided for in this Section 8(c) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            v)  The obligations of the Company and the Purchaser under this
Section 8(c) shall survive the completion of any offering of Shares in a registration statement under this Section 8 and otherwise.

            vi) Information by Purchaser. The Purchaser of Shares included in any registration shall furnish to the Company such information regarding Purchaser, the Shares held by it and the distribution proposed by such Purchaser as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

             vii) Transfer of Registration Rights. The rights to cause the Company to register securities granted the Purchaser under Section 8 may be assigned to a transferee or assignee in connection with any transfer or assignment of Shares by the Purchaser provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws and
(ii) such assignee or transferee becomes a party to this Agreement and assumes all of the obligations of the transferring Purchaser under Section 8.

    9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Shares to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act.

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended; and

          (c) So long as the Purchaser owns any Shares, to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Securities Exchange Act of 1934, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing the Purchaser to sell any such securities without registration.

10. Fees and Expenses. The Purchaser and the Company each agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company agrees to pay the fees, expenses and disbursements of the Purchaser's counsel.

11. Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities, and other statements made by or on behalf of the Company and Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director, or employee of, or person controlling or under common control with, such party, and will survive delivery of any payment of the Shares.

12.  Notices.   All communications hereunder shall be in writing,  and,  if sent to the Purchaser shall be sufficient in all respects if delivered, sent by registered mail, or by telecopy and confirmed to the Purchaser at:

            Jose Maria Salema Garcao
            Lote CT-14
            Quinta Da Marinha
            2750 Cascais, Portugal
with a copy  sent to:

            Roger S. Mertz, Esq.
            Severson & Werson
            One Embarcadero Center, 26th Floor
            San Francisco, CA 94111

            Tel: (415) 398-3344
            Fax: (415) 956-0439

     or, if sent to the Company, shall be delivered, sent by registered mail, or by telecopy and confirmed to the Company at:

Finet Holdings Corporation
235 Montgomery Street, #750
San Francisco, CA 94104

Tel: (415) 658-4150
Fax: (415) 658-4155

with a copy  sent to:

William D. Evers
Miller, Mailliard & Culver, LLP
155 Montgomery Street, Suite 1212
San Francisco, CA 94104

Tel:  (415) 391-4291
Fax:  (415) 391-4292

13. Miscellaneous.

(a) This Agreement may be executed in one or more counterparts and it is not necessary that signature of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

(b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to Section 9 hereof, the officers, directors, and controlling persons thereof and each person under common control therewith, and no other person shall have any right or obligation hereunder.

(c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

(d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

    COMPANY:

FINET HOLDINGS CORPORATION



By:
President




PURCHASER:




    Jose Maria Salema Garcao





SIGNATURE PAGE TO WARRANT PURCHASE AGREEMENT